AMENDMENT TO AGREEMENT OF SALE AND ESCROW AGREEMENT

     THIS  AMENDMENT  TO   AGREEMENT  OF  SALE   AND  ESCROW  AGREEMENT   (this
"Amendment") is made and entered into as of the 30th day of August, 1996, between WILLOW LAWN PARTNERS, an Illinois limited partnership ("Seller") and SUSA PARTNERSHIP, L.P., a Tennessee limited partnership ("Purchaser").

                             W I T N E S S E T H :

     WHEREAS, Seller and Purchaser are parties to that certain Agreement of Sale entered into as of August 19, 1996 (the "Original Agreement"), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, the "Property" (as defined in the Original Agreement);

     WHEREAS, pursuant to the Original Agreement Seller and Purchaser entered into that certain Escrow Agreement dated August 19, 1996 (the "Escrow Agreement"); and

     WHEREAS, Seller and Purchaser now desire to amend the Original Agreement and the Escrow Agreement pursuant to the terms and provisions set forth herein.

     NOW, THEREFORE, for and in consideration of the premises and mutual agreements contained herein, the payment of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Purchaser and Escrow Agent agree that the Original Agreement and the Escrow Agreement are amended as follows:

     1. All capitalized terms used in this Amendment, to the extent not otherwise expressly defined herein, shall have the same meanings ascribed to such terms in the Original Agreement.

     2. Line two of Paragraph 1 of the Original Agreement is hereby deleted, and the following is hereby inserted in lieu thereof: "price of Five Million Six Hundred Three Thousand Four Hundred Sixty Nine and 91/100 Dollars ($5,603,469.91)(the".

     3. Except as amended herein, the terms and conditions of the Original Agreement and the Escrow Agreement shall continue in full force and effect and are hereby ratified in their entirety.

     4. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
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Executed as of the date first written above.

                         SELLER:

                         WILLOW LAWN PARTNERS, an Illinois
                         limited partnership

                         By:  Balcor Current Income Partners-85, an
                         Illinois general partnership, its general partner

                              By:  The Balcor Company, a Delaware
                              corporation, a partner

                                   By:  /s/ John K. Powell, Jr.
                                        --------------------------------
                                   Name:    John K. Powell, Jr.
                                   Its:     Senior Vice President


                         PURCHASER:

                         SUSA PARTNERSHIP L.P., a Tennessee
                         limited partnership

                         By:  Storage USA, Inc., its general partner

                         By:  /s/ Morris J. Kriger
                              -------------------------------
                         Name:    Morris J. Kriger
                         Its.     Exec. V.P.


                         ESCROW AGENT:

                         FIRST AMERICAN TITLE INSURANCE
                         COMPANY

                         By:  /s/ Mary Lou Kennedy
                              --------------------------------
                         Name:    Mary Lou Kennedy
                         Its:     Vice President
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